EXHIBIT 10.1

                                 FIRST AMENDMENT
                                       TO
                              MATRIX BANCORP, INC.
                           CHANGE OF CONTROL AGREEMENT

     WHEREAS, Matrix Bancorp, Inc. (the "Company"), a Colorado corporation, entered into that certain Change of Control Agreement (the "Agreement") by and between the Company and T. Allen McConnell (the "Executive"), dated October 28, 2003;

     WHEREAS, the Company and Executive desire to amend the Agreement to modify the benefit provided thereunder; and

     WHEREAS, pursuant to Section 4.4 of the Agreement, the Agreement may be modified as agreed to in writing by the Executive and the Company.

         NOW THEREFORE, BE IT RESOLVED that the Agreement is hereby amended effective the date this Amendment is executed as follows:

     1. Section 2.1 of the Agreement is amended by deleting existing Section 2.1 of the Agreement in its entirety, and substituting the following new Section 2.1 of the Agreement in its place:

          "2.1.     Immediately  prior  to  the  effective  time  of a
                    Change of Control, the Company shall pay Executive, in cash, a lump sum payment equal to two hundred percent (200%) of his Average Annual Compensation, less withholding required to be paid or withheld in accordance with federal, state, or local law or regulation."

     IN WITNESS WHEREOF, this Amendment has been executed this 15 day of February, 2005, to be effective as of February 11, 2005.


MATRIX BANCORP, INC.                            EXECUTIVE


By:________________________________             By:__________________________
   D. Mark Spencer President                       T. Allen McConnell